UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35444
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Concurrent Tender Offers Expiration and Results

On March 25, 2019, Warrior Met Coal, Inc. (the “Company”) issued a press release announcing the expiration and results of its previously announced (i) offer to purchase (the “Restricted Payment Offer”), in cash, up to $150,000,000 principal amount of the Company’s outstanding 8.00% Senior Secured Notes due 2024 (the “Notes”), upon the terms and subject to the conditions set forth in the Restricted Payment Notice and Offer to Purchase, dated February 21, 2019, and related Letter of Transmittal for Notes, and (ii) cash tender offer (the “Tender Offer” and, together with the Restricted Payment Offer, the “Offers”) to purchase up to $150,000,000 principal amount of the Notes upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 21, 2019, and related Letter of Transmittal for Notes. The Offers expired at 5:00 P.M. (New York City time) on March 22, 2019.

A copy of the press release announcing the expiration and results of the Offers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

New Stock Repurchase Program

On March 26, 2019, the Company issued a press release announcing that its board of directors has approved a stock repurchase program that authorizes repurchases of up to an aggregate of $70.0 million of its outstanding common stock.

A copy of the press release announcing the new stock repurchase program is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release – Concurrent Tender Offers Expiration and Results, dated March 25, 2019

99.2	Press Release – New Stock Repurchase Program, dated March 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: March 26, 2019	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer